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                                     EXHIBIT 5.1

                                    LEGAL OPINION



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                                   LAW OFFICES OF
                                  MARK J. RICHARDSON
                             WILSHIRE PALISADES BUILDING
                                  1299 OCEAN AVENUE
                                      SUITE 900
                            SANTA MONICA, CALIFORNIA 90401
                               TELEPHONE (310) 393-9992
                               FACSIMILE (310) 393-2004



                                  October ___, 1996



Incomnet, Inc.
21031 Ventura Boulevard, Suite 1100
Woodland Hills, California 91364

    RE: INCOMNET, INC. - VALIDITY OF ISSUANCE OF SHARES

Ladies and Gentlemen:

We have acted as special counsel to you in connection with the registration on Form S-3 (File No. 333-3635 under the Securities Act of 1933, as amended ("Registration Statement"), of a total of 788,500 shares of the Common Stock of Incomnet, Inc., no par value, comprised of (i) 75,000 shares (the "Underlying Shares") issuable upon the exercise of 75,000 warrants (the "Warrants") to purchase Common Stock at an exercise price of $4.50 per share at any time until December 31, 1998, (ii) 451,000 outstanding shares (the "Outstanding Shares") issued upon the conversion of 8% convertible promissory notes previously issued by the Company, pursuant to settlement agreements, or in private placements pursuant to Section 4(2) of the Securities Act of 1933, as amended, (iii) a minimum of 88,500 shares (also referred to herein as the "Underlying Shares") issuable upon the conversion of 365 outstanding Series A 2% Convertible Preferred Stock, and (iv) up to 214,000 unissued shares (the "Shares") which may be issued in the future pursuant to settlement agreements or in open market sales under Rule 415 through a registered broker-dealer. You have requested our opinion in connection with the registration of the Shares, the Underlying Shares and the Outstanding Shares covered by the Prospectus, dated October 18, 1996 (the "Prospectus"). In connection with our acting as counsel, we have examined the laws of the State of California together with the form of Warrant attached as Exhibit 4.4 to the Registration Statement, the Certificate of Determination for Series A 2% Convertible Preferred Stock attached as Exhibit 3.3 to the Registration Statement, the Prospectus, and certain other documents and instruments prepared on behalf of Incomnet, Inc. as we have deemed necessary and relevant in the preparation of our opinion as hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies of originals, the authenticity of such latter documents, and the proper execution, delivery and filing of the documents referred to in this opinion.

Based upon the foregoing, we are of the opinion that the Shares, the Outstanding Shares and the Underlying Shares issued and to be issued by Incomnet, Inc. pursuant to the exercise of the Warrants, the terms of the settlement agreements, and the terms of the Prospectus have been and will be duly created and have been and will be validly issued shares of the Common Stock, no par value, of Incomnet, Inc. Upon payment for the Shares, the Outstanding Shares and the


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Underlying Shares and full compliance with all of the terms and conditions relating to the issuance of the Shares and the Underlying Shares and the sale of the Outstanding Shares set forth in the Prospectus and in the Warrants, the Shares, the Outstanding Shares and the Underlying Shares will be fully paid and nonassessable.

For the purposes of this opinion we are assuming the proper execution of all Warrants, the Certificate of Determination of Series A 2% Convertible Preferred Stock, the Registration Rights Agreement, the Purchase Agreement for the Series A 2% Convertible Preferred Stock, settlement agreements, subscription agreements and conversion agreements, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing and recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than California.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the Prospectus which is a part of said Registration Statement.



                                       Respectfully submitted,




                                       Mark J. Richardson, Esq.